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Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Enbridge Energy Partners, L.P. of our report dated January 27, 2003 relating to the consolidated financial statements, which appears in Enbridge Energy Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2002, our report dated January 27, 2003 relating to the consolidated statements of financial position of Enbridge Energy Company, Inc. as of December 31, 2002 and 2001, which appears in the Current Report on Form 8-K of Enbridge Energy Partners, L.P. dated May 5, 2003, and our reports dated May 15, 2002 relating to the consolidated financial statements of Enbridge Midcoast Energy, Inc. (formerly, Midcoast Energy Resources, Inc.) as of December 31, 2001 and 2000, for the periods from May 1, 2001 to December 31, 2001 and from January 1, 2001 to April 30, 2001, and for the years ended December 31, 2000 and 1999, which appear in the Current Report on Form 8-K of Enbridge Energy Partners, L.P. dated October 17, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 27, 2003

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Consent of Independent Accountants